EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:                         Media Relations Contact
Fabrice Klein                                       Mike Neumeier
404-260-2537                                        404-260-2649
fklein@interland.com                                mneumeier@interland.com
--------------------


                  INTERLAND REPORTS FIRST-QUARTER 2004 RESULTS

          COMPANY REPORTS PROGRESS TOWARD ITS ORGANIC GROWTH OBJECTIVES

ATLANTA, December 22, 2003 - Interland, Inc. (Nasdaq: INLD), a leading provider of business-class Web hosting and online services to small and medium businesses
(SMBs), today announced financial results for its first fiscal quarter of 2004, ended on November 30, 2003.

"In our first quarter of focus on organic growth, we are pleased to report that we have made progress on each of the two critical factors we are concentrating on since the successful completion of the integration phase. We have reduced net churn1 in our hosting business, and we have increased sales in our Mainstream business", said Joel J. Kocher, Interland's chairman and chief executive officer. "Following our announced strategy, we are taking advantage of the cost efficiencies we created last year by investing in our operations, support, products and distribution and those investments are already paying off."

The company  reported  revenues of $26.7 million for the quarter,  a decrease of
2.4 percent from the prior quarter. Net loss from continuing operations was $8 million for the quarter equating to a loss of $0.49 per share on 16.2 million shares outstanding. Including discontinued operations, net loss for the quarter was $8.6 million, or $0.53 per share. EBITDA2 from continuing operations was $0.3 million for the period.

Allen L. Shulman, Interland's chief financial officer, said, "A key objective this quarter was to slow the rate of net churn which had risen during last year's integration phase. We are delighted to report that as a result of our early efforts and investments aimed at improving reliability and customer satisfaction, we reduced total net churn this quarter by more than 50% from the August quarter, aided by 11.3% growth in sales of recurring revenues and a 10.9% sequential reduction in gross churn. In the month of November, net churn had reduced to $55,100, or just 0.67% of the monthly recurring revenue at the

--------
1 Interland uses interchangeably the terms "monthly recurring revenue", "monthly recurring charges", and "MRC" to describe the product of the number of customers and the average amount each is nominally obligated to pay for services on a monthly basis. Reported revenue varies from MRC because of the effect of deferred revenue accounting, and because of credit memos, refunds, and add-on charges imposed for non-recurring services or products, such as domain name registration or excess use of connectivity. The company calculates "MRC gross churn" as the difference between the MRC at the beginning and at the end of the period before taking into account any new sales or upgrades. "Net MRC churn" is the difference between MRC at the beginning and at the end of the period. The company does not include revenue derived from royalty fees in MRC, even though certain royalty agreements provide for monthly payments. Despite the industry's common use of the term "recurring", most customers of Interland have month-to-month contracts and have no legal obligation to continue to use or pay for the company's services.
2 EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

beginning of the month. As further evidence of our progress in reliability, we observed a 14.4% reduction in support calls over the past three months, and a 21.2% drop in the number of service tickets opened."

ORGANIC GROWTH PROGRESS

Interland's goal is to make it easy and affordable for the country's more than 20 million Mainstream small businesses to have an effective and affordable Web presence. The company has announced that to achieve this goal it will increase its efforts and its investment in developing an array of attractive products, services, and distribution channels. During the quarter the company devoted a net expenditure of about $1.7 million to this initiative, tripling the number of direct field sales representatives to 12 at the beginning of December. As of quarter end, the company was delivering integrated web design, hosting and online promotion services to more than a thousand small business customers and generating from them more than $750,000 of annualized recurring revenues, representing sequential quarterly growth of 114%.

The company also successfully tested several online and telemarketing channels for its Mainstream business and is now implementing production. The company also released two additional separate versions of its proprietary website development software, and intends to release an additional seven versions this winter. The first two versions are intended to be used by Interland's designers developing websites for restaurants and for CPAs and financial advisors.

CASH POSITION

Interland maintained a strong cash position while further reducing liabilities on its balance sheet. As of November 30, 2003, Interland's cash and investments position, which includes cash and equivalents of $37.6 million, short-term investments of $6.5 million and restricted investments of $17.3 million, was $61.4 million. The change in cash balances from last quarter consists of: cash used in operating activities of $2.2 million (including payments of previously recorded liabilities of $1.5 million due to integration in fiscal 2003); repayments of debt and capital lease obligations of $3.5 million; capital expenditures of $2.5 million; and cash used in discontinued operations of $0.6 million.

FUTURE GUIDANCE

Although  the company  made  substantial  progress in  reducing  net churn,  the reduction did not occur as early in the quarter as planned, nor to the full extent of expectations. The shortfall, although slight, will nonetheless have a meaningful effect on EBITDA for the balance of the year, due to the compounding effects intrinsic to a recurring revenue business, and because of the high percentage contribution to profit derived from incremental sales. Although the company could reduce its investments in its organic growth initiatives commensurately to achieve planned EBITDA levels, the company has decided that the value to be gained by continuing to invest is more important in the long run than maintaining short-term EBITDA. Accordingly, the company now expects that EBITDA for the second quarter may be slightly negative. The actual level of EBITDA for the balance of the year will be dependent upon the rate of improvement in net churn and the rate and timing of investments in Mainstream market channels.

The company anticipates about $10 million in depreciation and amortization expenses each quarter, and, consequently, a net loss in each quarter and for the fiscal year.

Over the remainder of the year, the company expects to devote about $5 million in capital expenditures to its Mainstream and customer satisfaction initiatives. The company's other capital expenditures, primarily for new servers and related equipment, are expected to remain at about $1.5 million each quarter.

CONFERENCE CALL

Interland will conduct a conference call today at 4:30 p.m. EST, accessible by calling 312-461-0745, no pass code necessary, or via the Internet at www.interland.com under the Investor Relations section. A replay of the conference call will also be available at 402-220-2306, passcode: 6004269, and at the Web site. The audio archive of the conference call on the website will be available for a period of at least one year.

ABOUT INTERLAND

Interland, Inc. (Nasdaq: INLD) is a leading Web hosting and online services company dedicated to helping small and medium businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online services, including standardized Web hosting, e-commerce, application hosting, and Web site development, marketing and optimization tools. For more information about Interland, please visit www.interland.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: how far we have progressed in our strategic plan for our business; our ability to achieve our targeted operating budget for fiscal 2004; our belief that net expenditures for our Mainstream market growth strategy will be on plan for the balance of the year; our expectation about the amount of our operating loss and EBITDA in the remainder of fiscal year 2004; our forecast of capital expenditures in the fiscal year; our forecast for company cash, investments and restricted investments by the end of the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, investments in new business opportunities, the company's ability to make infrastructure investments at a lower cost per customer than its competition, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

INTERLAND, INC.
CONSOLIDATED INCOME STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                                            FOR THE THREE MONTHS ENDED
                                                                 -----------------------------------------------
                                                                    NOVEMBER 30,               NOVEMBER 30,
                                                                        2003                       2002
                                                                 --------------------       --------------------


Revenues                                                                     $26,687                    $27,283

Operating costs and expenses:
   Network operating costs                                                     7,099                      9,340
   Sales and marketing                                                         5,206                      4,839
   Technical support                                                           4,805                      3,745
   General and administrative                                                  8,123                      9,804
   Bad debt expense                                                            1,131                      2,046
   Depreciation and amortization                                               8,182                     12,180
   Restructuring costs                                                             -                      (235)
   Merger and integration costs                                                    -                         94
   Other expense (income), net                                                   (26)                        51
                                                                 --------------------       --------------------
   Total operating costs and expenses                                         34,520                     41,864
                                                                 --------------------       --------------------
Operating loss                                                                (7,833)                   (14,581)
Interest income (expense), net                                                  (138)                       201
                                                                 --------------------       --------------------
Loss from continuing operations before taxes                                  (7,971)                   (14,380)
Income tax benefit (expense)                                                       -                          -
                                                                                   -                          -
Net loss from continuing operations                                           (7,971)                   (14,380)
                                                                 --------------------       --------------------
Loss from discontinued operations, net of tax                                   (582)                       (34)
                                                                 --------------------       --------------------
Net loss                                                                     $(8,553)                  $(14,414)
                                                                 ====================       ====================

Net income (loss) per share, basic and diluted:
   Continuing operations                                                      $(0.49)                    $(1.03)
    Discontinued operations                                                    (0.04)                     (0.00)
                                                                 --------------------       --------------------
                                                                              $(0.53)                    $(1.03)
                                                                 ====================       ====================

Number of shares used in per share calculation:
     Basic and diluted                                                        16,163                     14,003

INTERLAND, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                                                      AS OF
                                                                  ---------------------------------------------
                                                                     NOVEMBER 30,               AUGUST 31,
                                                                         2003                      2003
                                                                  -------------------       -------------------

Assets
            Cash and cash equivalents                                        $37,574                    $35,255
            Short term investments                                             6,500                     16,300
            Receivables, net                                                   4,627                      5,160
            Income taxes recoverable                                             612                        612
            Other current assets                                               2,875                      3,210
            Restricted investments                                               362                        362
                                                                  -------------------       -------------------
Total current assets                                                          52,550                     60,899
                                                                  -------------------       -------------------

            Restricted investments                                            16,970                     18,264
            Property plant and equipment, net                                 32,311                     35,935
            Goodwill                                                          66,669                     66,646
            Intangibles, net                                                  22,709                     24,791
            Other assets                                                         478                        507
                                                                  -------------------       -------------------
Total assets                                                                $191,687                   $207,042
                                                                  ===================       ===================

Liabilities and shareholders' equity
            Accounts payable                                                  $1,536                     $1,488
            Accrued expenses                                                  22,621                     23,655
            Current portion of long-term debt and capital lease
              obligations                                                      8,190                     10,845
            Deferred revenue                                                   9,749                     10,991
                                                                  -------------------       -------------------
  Total current liabilities                                                   42,096                     46,979
                                                                  -------------------       -------------------

            Long-term debt and capital lease obligations                         812                      1,654
            Deferred revenue, long-term                                          340                        354
            Other liabilities                                                  4,161                      5,397
                                                                  -------------------       -------------------
  Total liabilities
                                                                              47,409                     54,384
                                                                  -------------------       -------------------

Shareholders' equity
            Common stock, $.01 par value, authorized 21 million
            shares, issued and outstanding 16.3 million and 16.3
            million shares, respectively                                         164                        164
            Additional capital                                               322,523                    322,523
            Warrants                                                           4,990                      4,990
            Deferred compensation                                               (873)                    (1,046)
            Note receivable from shareholder                                  (2,735)                    (2,735)
            Accumulated deficit                                             (179,791)                  (171,238)
                                                                  -------------------       -------------------
Total shareholders' equity                                                   144,278                    152,658
                                                                  -------------------       -------------------

Total liabilities and shareholders' equity                                  $191,687                   $207,042
                                                                  ===================       ===================

INTERLAND, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

                                                                           FOR THE THREE MONTHS ENDED
                                                                  ---------------------------------------------
                                                                     NOVEMBER 30,              NOVEMBER 30,
                                                                         2003                      2002
                                                                  -------------------       -------------------

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                                    $(8,553)                   (14,414)
 Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities from continuing operations:
   Loss from discontinued operations                                             582                         34
   Depreciation and amortization                                               8,182                     12,180
   Gain on the sale of assets                                                    (22)                         -
   Provision for doubtful accounts                                             1,131                      2,046
   Other non-cash adjustments                                                    173                        240
   Changes in operating assets and liabilities
    net of effect of acquisitions:
        Receivables, net                                                        (598)                    (2,690)
        Other current assets                                                     364                        339
        Accounts payable, accrued expenses, other liabilities
           and deferred revenue                                               (3,459)                    (2,762)
                                                                  -------------------       -------------------

 Cash used in operating activities of continuing operations                   (2,200)                    (5,027)
                                                                  -------------------       -------------------

 CASH FLOWS FROM INVESTING ACTIVITIES
   Expenditures for property, plant, and equipment                            (2,453)                    (1,943)
   Purchases of held-to-maturity investment securities                        (1,500)                   (12,308)
   Proceeds from held-to-maturity investment securities                       11,300                     27,400
   Net change in restricted investments                                        1,293                      4,837
   Acquisitions, net of cash acquired                                            (23)                      (605)
                                                                  -------------------       -------------------

 Cash provided by investing activities of continuing operations                8,617                     17,381
                                                                  -------------------       -------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Repayments of debt and capital lease obligations                           (3,497)                    (4,870)
   Proceeds from issuance of common stock                                          -                          8
   Other                                                                           -                        (17)
                                                                  -------------------       -------------------

 Cash used in financing activities of continuing operations                   (3,497)                    (4,879)
                                                                  -------------------       -------------------
 Net cash used in continuing operations                                        2,920                      7,475
 Net cash used in discontinued operations                                       (601)                      (932)
                                                                  -------------------       -------------------
 Net decrease in cash and cash equivalents                                     2,319                      6,543
 Cash and cash equivalents at beginning of period                             35,255                     62,693
                                                                  -------------------       -------------------
 Cash and cash equivalents at end of period                                  $37,574                    $69,236
                                                                  ===================       ===================

INTERLAND, INC. CONSOLIDATED
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES
(IN THOUSANDS)
(UNAUDITED)

                                                                     FOR THE THREE MONTHS ENDED
                                                            ---------------------------------------------
                                                               NOVEMBER 30,              NOVEMBER 30,
                                                                   2003                      2002
                                                            -------------------       -------------------

 Net loss                                                             $ (8,553)                 $ (14,414)
                                                            -------------------       -------------------
      Depreciation and amortization                                      8,182                     12,180
      Interest expense (income)                                            138                       (201)
      Discontinued operations                                              582                         34
                                                            -------------------       -------------------
 EBITDA from continuing operations                                        $349                    $(2,401)
                                                            ===================       ===================

      Interest income / (expense)                                         (138)                       201
      Provision for bad debts                                            1,131                      2,046
      Gain on the sale of assets                                           (22)                         -
      Other non-cash adjustments                                           173                        240
      Changes in assets and liabilities:
      Receivables, net                                                    (598)                    (2,690)
      Other current assets                                                 364                        339
      Accounts payable, accrued expenses, and deferred
        revenue                                                         (3,459)                    (2,762)
                                                            -------------------       -------------------
 Net cash used in operating activities                                 $(2,200)                   $(5,027)
                                                            ===================       ===================



EBITDA from continuing operations is defined as net income from continuing operations less (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principals and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flow from continuing operations as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating efficiencies more readily apparent.